UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2003

Artisoft, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19462	86-0446453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Cambridge Center Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 354-0600

Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Item 1.  Change in Control of Registrant.

On September 10, 2003, we completed a preferred stock and warrant financing pursuant to which we issued 2,627,002 shares of our series C convertible preferred stock at a per share purchase price of $1.50 and warrants to purchase up to 2,627,002 shares of common stock at a per share purchase price of $1.88.  As of July 31, 2003 and prior to our September 2003 financing, Austin W. Marxe and David M. Greenhouse beneficially owned approximately 45.7% of our common stock and controlled the election of up to three members of our board of directors.  Neither Messrs. Marxe and Greenhouse nor any of their affiliates purchased securities in our September 2003 financing.  We completed the September 2003 financing following the authorization and approval of the financing by our stockholders at a special meeting held on September 9, 2003.  Affiliates of Messrs. Marxe and Greenhouse holding Artisoft securities beneficially owned by Messrs. Marxe and Greenhouse were parties to a voting agreement under which they agreed to vote all of their Artisoft securities to authorize and approve the financing.

Following the September 2003 financing, due to the effects of the financing on the antidilution and purchase price adjustment provisions of the Artisoft securities beneficially held by Messrs. Marxe and Greenhouse, Messrs. Marxe and Greenhouse beneficially owned approximately 65.5% of our common stock and continued to control the election of up to three of our directors.  This increase in beneficial ownership interest, combined with the existing director rights, may constitute a change in control of Artisoft.  To our knowledge, no other entity or group possesses a similar degree of control over Artisoft.  The extent of the control over Artisoft held by Messrs. Marxe and Greenhouse is described in further detail below.

Beneficial Ownership of Securities Before the September 2003 Financing.    As of July 31, 2003, Austin W. Marxe and David M. Greenhouse beneficially owned approximately 45.7% of our common stock (calculated in accordance with Instruction 1 to Item 403 of Regulation S-K).  This beneficial ownership interest consisted of, in the aggregate:

•                  721,637 shares of our common stock, representing approximately 24.1% of our outstanding shares of common stock;

•                  2,100,000 shares of our series B preferred stock, representing 75.0% of our outstanding shares of series B preferred stock and convertible into approximately 833,332 shares of our common stock; and

•                  warrants issued in 2001 to purchase 350,000 shares of our common stock at a per share purchase price equal to $6.30.

Messrs. Marxe and Greenhouse beneficially own all of the above securities through their affiliates:  Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., Special Situations Technology Fund, L.P. and Special Situations Technology Fund II, L.P.

Each outstanding share of our series B preferred stock may be voted on a basis equal to the number of shares of common stock into which it converts.  As of July 31, 2003, each share of series B preferred stock converted into approximately 0.3968 of a share of our common stock.  Under a voting agreement with Artisoft, the holders of our series B preferred stock agreed that they would vote only a maximum of 1,906,800 shares of series B preferred stock, out of the 2,800,000 outstanding shares of series B preferred stock, on any matter at any meeting of our stockholders on which the holders of the series B preferred stock vote together with the holders of common stock as a single class.  Messrs. Marxe and Greenhouse beneficially own 1,430,100 shares of series B preferred stock that may be voted under that agreement on any matter at any meeting of our stockholders on which the holders of the series B preferred stock vote together with the holders of common stock as a single class.  Those 1,430,100 shares of series B preferred stock represent a total of 567,499 votes.

Our series B preferred stock is convertible into, and the warrants we issued in 2001 are exercisable for, our common stock at a rate which is subject to adjustment in the event we issue securities in a transaction that may be dilutive to the investment in Artisoft made by the investors in our 2001 financing.  We refer to this as an antidilution adjustment.  Similarly, we are required to issue additional shares of our common stock to the affiliates of Messrs. Marxe and Greenhouse that invested in our 2002 common stock financing in the event we issue securities in a transaction that may be dilutive to the investment in Artisoft made by the investors in our 2002 financing.  We refer to this as a purchase price adjustment.

Director Rights Before the September 2003 Financing.  Through their affiliates, Messrs. Marxe and Greenhouse have the power to control the election of up to three directors of Artisoft, as follows:

•                  2001 Series B Preferred Stock Director Rights.  In August and November 2001 we issued in a preferred stock and warrant financing an aggregate of 2,800,000 shares of our series B preferred stock to several investors, including affiliates of Messrs. Marxe and Greenhouse.  Under our certificate of incorporation, the holders of our series B preferred stock have the right, as a class, to elect two directors to our board of directors.  Under an agreement among Artisoft and the holders of the series B preferred stock, Special Situations III Fund, L.P., an affiliate of Messrs. Marxe and Greenhouse, has the right to select the directors to be elected by the holders of the series B preferred stock.

•                  2002 Common Stock Financing Director Rights.  In September 2002 we issued in a common stock financing an aggregate of 317,466 shares of our common stock to affiliates of Messrs. Marxe and Greenhouse.  Under an agreement among Artisoft and those affiliates of Messrs. Marxe and Greenhouse, the affiliates received the right to designate one director for our board of directors, and we are required to use our best efforts to cause that designee to be elected to our board of directors.  The designee is to be selected by Special Situations Fund III, L.P.

Effective as of August 28, 2002, the holders of our series B preferred stock elected Robert J. Majteles to our board of directors.  Mr. Majteles is the managing member of Treehouse Capital, LLC, an investment firm.  Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Fund, L.P. have entered into an agreement with Mr. Majteles and Treehouse Capital, LLC pursuant to which Treehouse Capital through Mr. Majteles, provides management and financial advisory services for the funds on request.  Pursuant to this agreement, the funds pay Treehouse Capital a retainer of $10,000 per month.  If Mr. Majteles’ services are requested by the funds with respect to a particular portfolio investment, Treehouse Capital is entitled to 10% of the funds’ net gain or net loss on the investment during the term of the agreement, offset by fees that may be paid by the portfolio company to Treehouse Capital or Mr. Majteles directly and, except in some cases, the amount of the retainer paid to Treehouse Capital.  Under that agreement, Mr. Majteles is required to act independently of the funds in discharging his fiduciary duties to stockholders of any company for which he serves as a member of the board of directors and also is obligated not to disclose to the funds or use for his own benefit any confidential information he obtains in connection with his service for a particular portfolio company.  Mr. Majteles does not have or share voting or dispositive power over any securities held by the funds.  Mr. Majteles has agreed to serve as a director of Artisoft pursuant to that agreement.

Beneficial Ownership of Securities Following the September 2003 Financing.  The issuance and sale of series C preferred stock in our September 2003 financing resulted in antidilution adjustments to the series B preferred stock and the warrants issued in the 2001 financing.  It also requires Artisoft to issue additional shares of common stock pursuant to the purchase price adjustment terms of the September 2002 financing.  Following the issuance and sale of series C preferred stock, each share of series B preferred stock is now convertible into approximately 1.22 shares of common stock and votes on a basis of approximately 1.22 votes for each share of series B preferred stock and the per share exercise price of the warrants issued in the 2001 financing has been reduced from $6.30 to $1.50.  In addition, Artisoft will issue to Special Situations Funds III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., Special Situations Technology Fund, L.P., and Special Situations Technology Fund II, L.P., by September 30, 2003, pro rata based upon their participation in the September 2002 financing, an aggregate of 660,327 shares of common stock pursuant to the purchase price adjustment terms of the September 2002 financing.  Therefore, following the issuance of series C preferred stock and allowing for the issuance by Artisoft of additional shares of common stock pursuant to the purchase price adjustment terms of the September 2002 financing, Messrs. Marxe and Greenhouse, through their affiliates, will hold an aggregate beneficial ownership interest in our common stock of approximately 65.5% (calculated in accordance with Instruction 1 to Item 403 of Regulation S-K) consisting of:

•                  1,381,964 shares of our common stock, representing approximately 37.9% of our outstanding shares of common stock;

•                  2,100,000 shares of our series B preferred stock, representing 75.0% of our outstanding shares of series B preferred stock and convertible into approximately 2,566,661 shares of our common stock; and

•                  warrants to purchase 350,000 shares of our common stock at a per share purchase price equal to $1.50.

Director Rights Following the September 2003 Financing.  On September 12, 2003, the holders of our series C preferred stock elected, pursuant to their class voting rights under our certificate of incorporation, Stephen C. Zahnow to our board of directors.  Therefore, our board of directors now comprises seven directors, one of whom is Robert J. Majteles.  As described above, Mr. Majteles is a designee of an affiliate of Messrs. Marxe and Greenhouse and was elected to our board of directors by the holders of our series B preferred stock.  Also as described above, Messrs. Marxe and Greenhouse retain the right, through their affiliates, to designate one additional director for election by our series B preferred stockholders to our board of directors and to select an additional director to be designated by the investors in our September 2002 common stock financing for Artisoft to use its best efforts to cause to be elected to our board of directors.

Item 5.  Other Events.

In addition to providing the disclosures set forth under the heading “Item 1.  Change in Control of Registrant.” above, Artisoft is also filing this Current Report on Form 8-K for the purpose of:

•                  filing with the Securities and Exchange Commission as an exhibit hereto Artisoft’s press release dated September 11, 2003 announcing that on September 10, 2003 Artisoft completed its preferred stock and warrant financing previously announced on June 30, 2003; and

•                  filing with the Securities and Exchange Commission a description of the capital stock of Artisoft as set forth below.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock, preferred stock, warrants, registration rights and other matters summarizes the material terms and provisions of these securities and rights. For the complete terms of our common stock, preferred stock, warrants, registration rights and other matters summarized below, please refer to our certificate of incorporation, bylaws, forms of stock certificates and warrants, purchase agreements, registration rights agreements and voting agreements.  These documents are filed as exhibits to this Current Report on Form 8-K and they qualify the following summary in its entirety. These matters may also be affected by the General Corporation Law of Delaware.

General

Under our certificate of incorporation our authorized capital stock consists of 50,000,000 shares of common stock, $0.01 par value per share, and 11,433,600 shares of preferred stock, $1.00 par value per share.

Common Stock

As of September 10, 2003, we had 2,989,460 shares of common stock issued and outstanding.  In addition, due to effects of the completion of our series C preferred stock and warrant financing in September 2003 under the purchase price adjustment terms of our September 2002 common stock financing, we will issue an additional 660,327 shares of common stock by September 30, 2003.  All outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

Voting. For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on our books. Our common stock does not have cumulative voting rights. As a result, subject to the voting rights of any outstanding preferred stock, persons who hold more than 50% of the outstanding common stock entitled to elect members of the board of directors can elect all of the directors who are up for election in a particular year.

Dividends. If our board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is outstanding.

Liquidation. If we are dissolved, the holders of common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock, if any is outstanding.

Other Rights and Restrictions. Holders of common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. Our certificate of incorporation and bylaws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock. The rights, preferences and privileges of the common stock are subject to the rights of the holders of shares of any series of preferred stock which may be outstanding.

Listing.  Our common stock is listed on the NASDAQ SmallCap Market.  Under the continuing listing requirement applicable to our listing on the NASDAQ SmallCap Market, we are required to maintain a minimum stockholders’ equity of $2.5 million.  At March 31, 2003, our stockholders’ equity was $1.3 million.  In May 2003, the NASDAQ Listing Qualifications Hearings Department notified us that the listing of our common stock on the NASDAQ SmallCap Market is being maintained via a temporary exception from the $2.5 million minimum stockholders’ equity continuing listing requirements.  The temporary exception expires on September 24, 2003, and our common stock may be delisted from the NASDAQ SmallCap Market at any time after that date.  For the duration of the exception, our NASDAQ symbol will be “ASFTC”.  If we satisfy the terms of our temporary exception, our NASDAQ symbol will be restored to “ASFT”.

We believe that the additional capital provided by our September 2003 preferred stock and warrant financing will enhance our financial condition to enable us to satisfy the $2.5 million minimum stockholders’ equity continuing listing requirement.  However, the additional capital provided by the financing may not be sufficient for the NASDAQ listing qualifications hearings panel to believe we will be able to sustain compliance with the minimum stockholders’ equity continuing listing requirement over the long term.  Therefore, the NASDAQ listing qualifications hearings panel may determine to delist our common stock from the NASDAQ SmallCap Market for failure to meet the minimum stockholders’ equity continuing listing requirement.  Moreover, the NASDAQ listing qualifications hearings panel reserves the right to delist our common stock for failure to demonstrate compliance with the other requirements for continuing listing on the NASDAQ SmallCap Market.  If at some future date our common stock ceases to be listed on the NASDAQ SmallCap Market, its listing may be transferred to the over-the-counter electronic bulletin board or the Pink Sheets.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is ComputerShare Investor Services.

Preferred Stock

As of the date of this Current Report on Form 8-K, we had 5,427,002 shares of preferred stock outstanding, 2,800,000 shares of which have been designated as series B preferred stock and 2,627,002 shares of which have been designated as series C preferred stock. Our certificate of incorporation authorizes our board of directors to issue preferred stock in one or more series and to determine the voting rights and dividend rights, dividend rates, liquidation preferences, conversion rights, redemption rights, including sinking fund provisions and redemption prices, and other terms and rights of each series of preferred stock. The general terms of our undesignated preferred stock are summarized below under the caption “Undesignated Preferred Stock”.

As of the date of this Current Report on Form 8-K, our board of directors had designated 2,800,000 shares of preferred stock as “Series B Convertible Preferred Stock.” The material rights, preferences and privileges of the series B preferred stock are summarized below under the caption “Series B Preferred Stock”.

As of the date of this Current Report on Form 8-K, our board of directors had designated 2,627,002 shares of preferred stock as “Series C Convertible Preferred Stock.”  The material rights, preferences and privileges of the series C preferred stock are summarized below under the caption “Series C Preferred Stock”.

As of the date of this Current Report on Form 8-K, our board of directors had designated 50,000 shares of preferred stock as “Series A Participating Preferred Stock”. The material rights, preferences and privileges of the series A preferred stock are summarized below under the caption “Series A Preferred Stock”.

Series B Preferred Stock

As of the date of this Current Report on Form 8-K, there were 2,800,000 shares of series B preferred stock outstanding.

Voting. Each share of series B preferred stock is entitled to one vote for each share of common stock that would be issuable to the holder upon the conversion of the series B preferred stock into common stock. Except as summarized below, each share of series B preferred stock votes together with the holders of common stock and all of our other capital stock on all matters voted on by stockholders.

The holders of the series B preferred stock, voting as a separate class, have the right to elect two members of our board of directors. The rights of the holders of the series B preferred stock to elect such directors terminate on the first date on which less than 933,333 shares, subject to adjustment, of series B preferred stock are outstanding. The term of office of any directors elected pursuant to the class voting rights of the series B preferred stock will terminate, subsequent to the termination of such class voting rights, on the earlier to occur of (1) the date three months subsequent to the termination of such rights and (2) the annual meeting of stockholders of Artisoft immediately following the termination of such rights.  Under the purchase agreement governing Artisoft’s 2001 preferred stock and warrant financing, Special Situations Fund III, L.P., an affiliate of Austin W. Marxe and David M. Greenhouse, has the right to select the directors to be elected by the holders of the Series B preferred stock.

We have entered into a voting agreement dated February 28, 2002 with the holders of our series B preferred stock, pursuant to which the holders of our series B preferred stock agreed that they would vote only a total of 1,906,800 shares of series B preferred stock on any matter at any meeting of our stockholders on which the holders of the series B preferred stock vote together with the holders of common stock as a single class.

Dividends. Dividends on the series B preferred stock may be declared and paid from time to time as determined by the board of directors. We may not declare, pay or set aside any dividends or distributions on shares of common stock (other than dividends paid in common stock) unless the holders of series B preferred stock first receive, or simultaneously receive, a dividend or distribution on each outstanding share of series B preferred stock equal to the product of (1) the per share dividend or distribution to be declared, paid or set aside for the common stock, multiplied by (2) the number of shares of common stock into which the share of series B preferred stock is then convertible.  In addition, we may not declare, pay or set aside any dividends or distributions on shares of our series B preferred stock unless the holders of series C preferred stock simultaneously receive a dividend or distribution on each outstanding share of series C preferred stock as would equal the dividend payable on each share of series B preferred stock if all such shares of series B preferred stock had been converted into common stock and all shares of series C preferred stock had been converted into common stock on the record date for determination of holders entitled to receive such dividend.

Liquidation. If we liquidate, dissolve or wind up, then the holders of series B preferred stock will be entitled, before any distributions are made to the holders of the common stock, or any other class or series of capital stock of Artisoft ranking junior to the series B preferred stock as to such distributions, to be paid an amount equal to $2.50 per share, subject to adjustment.  For purposes of this liquidation preference, the series B preferred stock ranks on a parity with the series C preferred stock, which carries a similar liquidation preference in the amount of $1.50 per share.

For purposes of this liquidation preference, unless waived in writing by the holders of a majority of the series B preferred stock then outstanding, a consolidation or merger of Artisoft into or with another entity or the sale of all or substantially all of our assets, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of Artisoft, immediately prior to such transaction, own less than a majority in voting power of the outstanding capital stock of Artisoft or its successor, will be treated as a liquidation, dissolution or winding up of Artisoft.

Restrictions. If at least 933,333 shares, subject to adjustment, of series B preferred stock are outstanding, then without the prior consent of the holders of a majority of the outstanding series B preferred stock, we may not:

•                  declare or pay dividends, subject to limited exceptions;

•                  redeem or repurchase or otherwise acquire any of our capital stock, subject to limited exceptions;

•                  authorize, create, designate, establish or issue (1) an increased number of shares of series B preferred stock or (2) any other class or series of capital stock ranking senior to or on parity with the series B preferred stock or reclassify any shares of common stock into shares having preference or priority over series B preferred stock unless such newly issued shares rank on a parity with the series B preferred stock and are sold at a price equal to or above the conversion price of the series B preferred stock immediately prior to issuance; or

•                  except in limited circumstances, amend, alter or repeal, whether by merger, consolidation or otherwise, the certificate of incorporation or bylaws of Artisoft or the resolutions contained in the certificate of designations of the series B preferred stock and the rights, preferences, qualifications, limitations and restrictions thereof which, in any case, would adversely affect the rights or voting power of the series B preferred stock or would change the number of authorized shares of series B preferred stock or any stock ranking prior thereto or which would increase the size of the board of directors to more than nine members.

Conversion. The holders of the series B preferred stock have the right, at any time and at their option, to convert each share of series B preferred stock into a number of shares of our common stock determined by dividing the then-applicable per share liquidation preference of the series B preferred stock by the then-applicable per share conversion price of the series B preferred stock. The conversion price is subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification, merger or consolidation by Artisoft. With limited exceptions, the conversion price is also subject to adjustment in the case of an issuance of shares of our common stock, or securities exercisable for or convertible into our common stock, at a per share price less than the conversion price then in effect. In the event that this occurs, the conversion price will be reduced to equal the per share price of the issued securities.  As of the date of this Current Report on Form 8-K, the conversion price of our series B preferred stock is equal to $2.045455 per share.  As a result, each share of series B convertible preferred stock is convertible into 3,422,208 shares of common stock.

Conversion at the Option of the Company.  In the event that the closing bid price of a share of our common stock as traded on the Nasdaq National Market (or such other exchange as the common stock may then be listed) exceeds $30.00, subject to adjustment, for thirty consecutive trading days and all of the shares of common stock issuable upon conversion of the series B preferred stock are registered pursuant to an effective registration statement, we, upon ten days written notice to the holders of the series B preferred stock, shall have the right to effect the automatic conversion of the series B preferred stock, without any action by the holders thereof, into a number of shares of common stock calculated pursuant to the terms of the series B preferred stock.

Series C Preferred Stock

As of the date of this Current Report on Form 8-K, there were 2,627,002 shares of series C preferred stock outstanding.

Voting.  Except as summarized below, each share of series C preferred stock votes together with the holders of common stock and all of our other capital stock on all matters voted on by stockholders and has ..8152 of a vote when so voting.

The holders of the series C preferred stock, voting as a separate class, have the right to elect one member of our board of directors. The rights of the holders of the series C preferred stock to elect such director terminate on the first date on which less than 888,889 shares, subject to adjustment, of series C preferred stock are outstanding. The term of office of any directors elected pursuant to the class voting rights of the series C preferred stock will terminate, subsequent to the termination of such class voting rights, on the earlier to occur of (1) the date three months subsequent to the termination of such rights and (2) the annual meeting of stockholders of Artisoft immediately following the termination of such rights.  Under the purchase agreement governing Artisoft’s September 2003 preferred stock and warrant financing, R.R. Stolworthy, Inc., an affiliate of Stephen C. Zahnow, has the right to select the director to be elected by the holders of the series C preferred stock.

Dividends. Dividends on the series C preferred stock may be declared and paid from time to time as determined by the board of directors. We may not declare, pay or set aside any dividends or distributions on shares of common stock (other than dividends paid in common stock) unless the holders of series C preferred stock first receive, or simultaneously receive, a dividend or distribution on each outstanding share of series C preferred stock equal to the product of (1) the per share dividend or distribution to be declared, paid or set aside for the common stock, multiplied by (2) the number of shares of common stock into which the share of series C preferred stock is then convertible.  In addition, we may not declare, pay or set aside any dividends or distributions on shares of our series B preferred stock unless the holders of series C preferred stock simultaneously receive a dividend or distribution on each outstanding share of series C preferred stock as would equal the dividend payable on each share of series B preferred stock if all such shares of series B preferred stock had been converted into common stock and all shares of series C preferred stock had been converted into common stock on the record date for determination of holders entitled to receive such dividend.

Liquidation. If we liquidate, dissolve or wind up, then the holders of series C preferred stock will be entitled, before any distributions are made to the holders of the common stock, or any other class or series of capital stock of Artisoft ranking junior to the series C preferred stock as to such distributions, to be paid an amount equal to $1.50 per share and any unpaid dividends thereon, subject to adjustment.  For purposes of this liquidation preference, the series C preferred stock ranks on a parity with the series B preferred stock, which carries a similar liquidation preference in the amount of $2.50 per share.

For purposes of this liquidation preference, unless waived in writing by the holders of a majority of the series C preferred stock then outstanding, a consolidation or merger of Artisoft into or with another entity or the sale of all or substantially all of our assets, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of Artisoft, immediately prior to such transaction, own less than a majority in voting power of the outstanding capital stock of Artisoft or its successor, will be treated as a liquidation, dissolution or winding up of Artisoft.

Certain Restrictions. If at least 888,889 shares, subject to adjustment, of series C preferred stock are outstanding, then without the prior consent of the holders of a majority of the outstanding series C preferred stock, we may not:

•                  declare or pay dividends, subject to limited exceptions;

•                  redeem or repurchase or otherwise acquire any of our capital stock, subject to limited exceptions;

•                  authorize, create, designate, establish or issue (1) an increased number of shares of series C preferred stock or (2) any other class or series of capital stock ranking senior to or on parity with the series C preferred stock or reclassify any shares of common stock into shares having preference or priority over series C preferred stock unless such newly issued shares rank on a parity with the series C preferred stock and are sold at a price equal to or above the conversion price of the series C preferred stock immediately prior to issuance; or

•                  except in limited circumstances, amend, alter or repeal, whether by merger, consolidation or otherwise, the certificate of incorporation or bylaws of Artisoft or the resolutions contained in the certificate of designations of the series C preferred stock and the rights, preferences, qualifications, limitations and restrictions thereof which, in any case, would adversely affect the rights or voting power of the series C preferred stock or would change the number of authorized shares of series C preferred stock or any stock ranking prior thereto or which would increase the size of the board of directors to more than nine members.

Conversion. The holders of the series C preferred stock have the right, at any time and at their option, to convert each share of series C preferred stock into a number of shares of our common stock determined by dividing the then-applicable per share liquidation preference of the series C preferred stock by the then-applicable per share conversion price of the series C preferred stock. The conversion price is subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification, merger or consolidation by Artisoft. With limited exceptions, the conversion price is also subject to adjustment in the case of an issuance of shares of our common stock, or securities exercisable for or convertible into our common stock, at a per share price less than the conversion price then in effect. In the event that this occurs, the conversion price will be reduced to equal the per share price of the issued securities.  As of the date of this Current Report on Form 8-K, the conversion price of our series C preferred stock is equal to $1.50 per share.  As a result, each share of series C preferred stock is convertible into one share of common stock.

The number of shares of common stock that a holder of series C preferred stock may acquire upon conversion of series C preferred stock is limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of common stock then beneficially owned by the holder does not exceed 9.999% of the total number of issued and outstanding shares of common stock.  This provision does not apply, however, to any holder of series C preferred stock whose beneficial ownership of common stock as of June 27, 2003 exceeded 9.999% of the total number of issued and outstanding shares of common stock as of such date until such time as the beneficial ownership of common stock of such holder does not exceed 9.999% of the total number of issued and outstanding shares of common stock.

Series A Preferred Stock

Our board has reserved the series A preferred stock for issuance. The series A preferred stock was originally designated in connection with Artisoft’s adoption of a shareholder rights plan. The shareholder rights plan has since terminated, and we have no present intention to issue any shares of series A preferred stock.  However, the series A preferred stock remains designated and reserved for issuance. As of the date of this Current Report on Form 8-K, there were no shares of series A preferred stock outstanding.

Voting. Each share of series A preferred stock is entitled to 1,000 votes, subject to adjustment. Except as summarized below, each share of series A preferred stock votes together with the holders of common stock and all of our other capital stock on all matters voted on by stockholders.

Dividends. With respect to the payment of dividends and the distribution of assets, the series A preferred stock ranks junior to all series of all other series of preferred stock, unless the terms of a particular series provide otherwise. The holders of shares of series A preferred stock are entitled to receive when, as and if declared by the board of directors, cash dividends equal to 1,000 times the per share amount of all cash dividends and 1,000 times the per share amount of all non-cash dividends, other than dividends payable in common stock or by a subdivision of the outstanding common stock, which have been declared on the common stock since the preceding quarterly dividend payment date. Dividends on the series A preferred stock are payable quarterly on the last day of March, June, September and December each year.

Our board of directors must declare a dividend on the series A preferred stock after it declares any dividend on the common stock, other than dividends payable in common stock. Dividends begin to accrue and accumulate on outstanding shares of series A preferred stock from the quarterly dividend payment date preceding the date of issuance of such shares.

Liquidation. If we liquidate, dissolve or wind up, then:

•                  we must pay the holders of outstanding shares of series A preferred stock, before we make any payment to the holders of shares of stock ranking junior to the series A preferred stock, an amount equal to accrued and unpaid dividends, whether or not declared, plus an amount equal to the greater of (1) $1,000 per share or (2) an amount equal to 1,000 times the amount to be paid to holders of common stock; and

•                  we may not make any distribution to the holders of shares of stock ranking on a parity with the series A preferred stock, except for distributions made ratably to the holders of series A preferred stock and other preferred stocks.

For purposes of this liquidation preference, neither the consolidation, merger or other business combination of us with another entity nor the sale of all or any of our property, assets or business will be treated as a liquidation, dissolution or winding up of Artisoft.

Merger, Consolidation, etc. If we are a party to any merger, consolidation or similar transaction in which shares of common stock are exchanged or changed into stock or securities of another entity, cash or property of another entity, then the series A preferred stock will be exchanged or changed into an amount per share equal to 1,000 times the amount of consideration into which or for which each share of common stock is changed or exchanged in such merger, consolidation or similar transaction.

Adjustments for Stock Splits and Other Events. In the event that we declare a dividend on our common stock that is payable in common stock or we effect a subdivision, combination or consolidation of the outstanding shares of our common stock into a greater or lesser number of shares, then the dividend, liquidation and merger or consolidation amounts payable to holders of series A preferred stock will be increased or reduced in proportion to the resulting increase or decrease in the total number of shares of common stock outstanding.

Certain Restrictions. If any quarterly dividends payable on the series A preferred stock are in arrears, then, until all of these unpaid dividends have been paid in full, we may not:

•                  declare or pay dividends on any shares of stock ranking junior to the series A preferred stock;

•                  declare or pay any dividends on any shares of stock ranking on parity with the series A preferred stock, except ratably among all of these parity stocks;

•                  redeem any stock ranking junior to the series A preferred stock, unless we redeem the junior stock by issuing additional shares of stock ranking junior to the series A preferred stock; or

•                  redeem any shares of series A preferred stock or shares of stock ranking on a parity with the shares of series A preferred stock, except in accordance with a purchase offer to all holders of these series or classes upon terms that the board of directors deems fair and equitable.

We may not permit any of our subsidiaries to purchase any of our shares of stock, unless we are able at such time to purchase shares in accordance with the terms described in the preceding paragraph.

Redemption. We may not redeem the series A preferred stock.

Fractional Shares. We may issue the series A preferred stock in fractions of a single share. Each fractional share of series A preferred stock will have proportionate voting, dividend, liquidation and other rights as discussed above.

Undesignated Preferred Stock

Our board of directors will determine the designations, preferences, limitations and relative rights of our undesignated preferred stock. These include:

•                  the designation of the series and the number of shares offered;

•                  the amount of the liquidation preference per share;

•                  the offering price of the shares to be sold;

•                  the dividend rate applicable to the series, the dates on which dividends will be payable and the dates from which dividends will begin to accumulate, if any;

•                  any redemption or sinking fund provisions;

•                  any conversion or exchange rates;

•                  any antidilution provisions;

•                  any additional voting and other rights, preferences, privileges and restrictions;

•                  any listing of the series on an exchange;

•                  the relative ranking of the series as to dividend rights and rights upon our liquidation, dissolution or winding up; and

•                  any other terms of the series.

The liquidation price or preference of any series of preferred stock is not indicative of the price at which the shares will actually trade after the date of issuance.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will issue preferred stock under these circumstances only if it determines that the issuance is in our best interests and in the best interest of our stockholders. In addition, the terms of a series of preferred stock might discourage a potential acquiror from attempting to acquire us in a manner that changes the composition of our board of directors, even when a majority of our stockholders believe that an acquisition under these circumstances would be in their best interests or when stockholders would receive a premium for their stock over the then current market price.

Warrants

We have outstanding warrants, issued on August 8, 2001 and November 14, 2001, to purchase an aggregate of up to 2,800,000 shares of our common stock at a per share purchase price equal to $1.50.  The number of shares issuable upon exercise and the per share exercise price of the warrants are subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification or merger or consolidation.  Subject to limited exceptions, the per share exercise price of the warrants is also subject to adjustment in the case of an issuance of shares of common stock or securities exercisable for or convertible into common stock, at a per share price less than the per share exercise price of the warrants then in effect.  In the event of such an issuance, the per share exercise price of the warrants will be reduced to equal the per share price of that issuance. The warrants may be exercised at any time prior to their expiration date by delivering the warrant certificates to us, together with a completed election to purchase and the full payment of the exercise price or by means of a “net exercise” feature under which Artisoft does not receive any cash, but rather, the number of shares issued upon exercise is net of the number of shares withheld by Artisoft in lieu of payment of the exercise price.  This net exercise right is generally limited to times when Artisoft is not in compliance with its obligations relating to the registration of the shares of common stock underlying the warrants for resale under Artisoft’s registration rights agreement with respect to those shares. We may, at our option, demand that the warrants be exercised in the event that the closing per share bid price of our common stock as traded on the Nasdaq National Market (or such other exchange as the common stock may then be listed) exceeds $45.00, subject to adjustment, for 30 consecutive trading days and all of the shares of common stock underlying the warrants are registered for resale pursuant to an effective registration statement or are no longer required to be so registered. The warrants will expire on September 30, 2006.

We also have outstanding warrants, issued on September 10, 2003, to purchase an aggregate of up to 2,627,002 shares of our common stock at a per share purchase price equal to $1.88.  The number of shares issuable upon exercise and the per share exercise price of the warrants are subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification or merger or consolidation.  Subject to limited exceptions, the per share exercise price of the warrants is also subject to adjustment in the case of an issuance of shares of common stock or securities exercisable for or convertible into common stock, at a per share price less than the per share exercise price of the warrants then in effect.  In the event of such an issuance, the per share exercise price of the warrants then will be reduced to equal the per share price of that issuance.  The warrants may be exercised at any time prior to their expiration date by delivering the warrant certificates to us, together with a complete election to purchase and the full payment of the exercise price or by means of a “net exercise” feature under which Artisoft does not receive any cash, but rather, the number of shares issued upon exercise is net of the number of shares withheld by Artisoft in lieu of payment of the exercise price.  This net exercise right is generally limited to times when Artisoft is not in compliance with its obligations relating to the registration of the shares of common stock underlying the warrants for resale under Artisoft’s registration rights agreement with respect to those shares.  The number of shares of common stock that a warrant holder may acquire upon exercise of a warrant is limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by the holder does not exceed 9.999% of the total number of issued and outstanding shares of common stock.  This provision does not apply, however, to any warrant holder whose beneficial ownership of common stock as of June 27, 2003 exceeded 9.999% of the total number of issued and outstanding shares of common stock as of such date until such time as the beneficial ownership of common stock of such holder does not exceed 9.999% of the total number of issued and outstanding shares of common stock.  The warrants expire on June 27, 2010.

Registration Rights

We have agreed to file with the SEC a registration statement with respect to the resale or other disposal of an aggregate of 5,254,004 shares of common stock issuable upon conversion of our outstanding series C preferred stock and upon the exercise of our outstanding common stock purchase warrants issued in September 2003.  We have filed with the SEC registration statements with respect to the resale or other disposal of an aggregate of 1,555,555 shares of common stock issuable upon the conversion of our outstanding shares of series B preferred stock and upon the exercise of our outstanding common stock purchase warrants issued in 2001.  We also have a registration statement pending with the SEC and not yet effective with respect to the registration of an additional 961,911 shares of common stock, consisting of 317,466 shares of common stock we issued in September 2002 and an additional 644,445 shares of common stock issuable upon conversion of our outstanding shares of series B preferred stock.

We have also agreed to file one or more registration statements with the SEC covering the resale or other disposal of any shares of common stock that may be issued (1) upon conversion of shares of our series B preferred stock or upon exercise of the common stock purchase warrants issued in 2001 due to the price-related antidilution protection provisions of those shares or warrants, (2) pursuant to the purchase price adjustment terms of our September 2002 financing and (3) upon conversion of shares of our series C preferred stock or upon exercise of the common stock purchase warrants issued in September 2003 due to the price-related antidilution protection provisions of those shares or warrants.  Under the purchase price adjustment terms of our September 2002 financing, if during the 24-month period following the first effective registration statement filed by Artisoft covering the resale of the shares of common stock issued in that financing Artisoft issues or sells or is deemed to issue or sell shares of common stock at a per share price lower than $6.30, the per share purchase price of the shares of common stock issued and sold under the September 2002 financing will be deemed to be reduced to that lower price and Artisoft will be obligated to issue additional shares of common stock to the investors.  Artisoft will issue additional shares of common stock in an amount equal to (1) $2,000,040 divided by the price (divided by six and further adjusted, as appropriate, to account for stock splits, stock dividends and similar events) at which the additional shares were sold minus (2) the total number of shares of common stock originally purchased by the investors and subsequently acquired by the investors pursuant to any previous price adjustments.

Pursuant to our registration obligations described in the immediately preceding paragraph, due to our completion of our September 2003 series C preferred stock and warrant financing, we are required to register for resale or other disposal an additional 2,311,110 shares issuable upon conversion of our outstanding shares of series B preferred stock, based upon the price-related antidilution protection provisions of those shares, and 660,327 shares of common stock that we are required to issue pursuant to the purchase price adjustment terms of our September 2002 financing.

We have also agreed to prepare and file amendments and supplements to the registration statements discussed above to the extent necessary to keep the registration statements effective until the shares are no longer required to be registered for the resale or other disposal thereof by the holders of those securities.

We are subject to cash penalties if we do not file the registration statements described above, and if those registration statements are not declared effective by the SEC, within the prescribed time periods set forth in the applicable registration rights agreements.

Delaware Law

We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock.

Certificate Of Incorporation And Bylaw Provisions

Business Combinations.  Our certificate of incorporation provides that, subject to limited exceptions, any “business combination” with an “interested stockholder” shall require, in addition to any vote required by law, the affirmative vote of not less than 80% of the votes entitled to be cast by the holders of all of the then outstanding shares of stock entitled to vote thereon, excluding the shares of stock owned by the interested stockholder. A “business combination” includes mergers, asset sales, liquidation, reclassification of securities and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person who (1) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all the then outstanding shares of voting stock; or (2) is an affiliate or associate of Artisoft and at any time within the two-year period immediately prior to the date in question was the beneficial owner of stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all the then outstanding shares of voting stock.

Board of Directors. Our certificate of incorporation and bylaws provide, subject to the rights of holders of our preferred stock, that:

•                  the board of directors be divided into three classes, as nearly equal in size as possible, with staggered three-year terms,

•                  directors may be removed by the stockholders only for cause, and

•                  any vacancy on the board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office.

The classification of the board of directors and the limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from acquiring, us.

Stockholder Meetings. The certificate of incorporation and bylaws also provide that:

•                  any action required or permitted to be taken by the stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting, and

•                  special meetings of the stockholders may only be called by the Chairman of the Board of Directors, the President or the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the board of directors for adoption).

These provisions could delay until the next stockholders’ meeting stockholder actions which are favored by the holders of a majority of our outstanding securities.

Amendment of Certificate of Incorporation and Bylaws. Delaware law provides that the vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our certificate of incorporation requires the vote of the holders of at least 80% of the voting power of the shares of our capital stock issued and outstanding and entitled to vote to amend or repeal the foregoing provisions relating to the election, removal and classification of members of our board of directors. The stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any series of preferred stock that might be then outstanding. Our bylaws may be amended or repealed by a majority vote of our board of directors or by the holders of a majority of the outstanding capital stock entitled to vote thereon. However, certain sections of the bylaws dealing with special meetings of stockholders, notice of business to be conducted at the meetings of stockholders, the number and election and classification of directors, and the indemnification of directors and officers may only be altered, amended, rescinded or repealed by the affirmative vote of the holders of 80% of the voting power of the shares of our capital stock issued and outstanding and entitled to vote thereon.

Limitation of Liability and Indemnification. Our certificate of incorporation contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty as a director, except in some circumstances involving wrongful acts, such as the breach of a director’s duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. Further, our certificate of incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)                                  Financial Statement of Business Acquired.

None

(b)                                 Pro Forma Financial Information.

None

(c)                                  Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 11, 2003.
99.2	Artisoft’s Certificate of Incorporation, as amended.
99.3	Artisoft’s Bylaws were filed with the SEC as an exhibit to Artsoft’s Quarterly Report on Form 10-Q dated November 14, 2001 and are incorporated herein by reference.
99.4	Specimen Certificate representing shares of Artisoft’s Common Stock, $0.01 par value per share.
99.5	Specimen Certificate representing shares of Artisoft’s Series B Convertible Preferred Stock, $1.00 par value per share.
99.6	Specimen Certificate representing shares of Artisoft’s Series C Convertible Preferred Stock, $1.00 par value per share.
99.7

Purchase Agreement dated August 8, 2001 by and among Artisoft and the Investors set forth therein was filed with the SEC on October 5, 2001 as an exhibit to Artisoft’s Registration Statement on Form S-3 (File No. 333-71014)

Exhibit No.	Description

and is incorporated herein by reference.
99.8

Registration Rights Agreement dated August 8, 2001 by and among Artisoft and the Investors set forth therein was filed with the SEC on October 5, 2001 as an exhibit to Artisoft’s Registration Statement on Form S-3 (File No. 333-71014) and is incorporated herein by reference.

99.9

Form of Warrant issued to the Investors party to the agreements filed as Exhibits  99.7 and 99.8 hereto was filed with the SEC on October 5, 2001 as an exhibit to Artisoft’s Registration Statement on Form S-3 (File No. 333-71014) and is incorporated herein by reference.

99.10

Voting Agreement dated February 28, 2002 among Artisoft and the Investors set forth therein was filed with the SEC on September 30, 2002 as an exhibit to Artisoft’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002 and is incorporated herein by reference.

99.11

Purchase Agreement dated August 8, 2002 among Artisoft and the Investors set forth therein was filed with the SEC on September 30, 2002 as an exhibit to Artisoft’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002 and is incorporated herein by reference.

99.12

Registration Rights Agreement dated September 27, 2002 by and among Artisoft and the Investors set forth therein was filed with the SEC on September 30, 2002 as an exhibit to Artisoft’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002 and is incorporated herein by reference.

99.13	Consent, Waiver and Amendment Agreement dated June 27, 2003 among Artisoft, the holders of Artisoft’s Series B Preferred Stock and certain holders of Artisoft’s Common Stock.
99.14	Purchase Agreement dated June 27, 2003 among Artisoft and the Investors set forth therein, as amended.
99.15	Registration Rights Agreement dated September 10, 2003 by and among Artisoft and the Investors set forth therein.
99.16	Form of Warrant issued to the Investors party to the agreements filed as Exhibits 99.13 and 99.14 hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Artisoft has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2003	ARTISOFT, INC.

	By:	/s/ DUNCAN G. PERRY
		Name:	Duncan G. Perry
		Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 11, 2003.
99.2	Artisoft’s Certificate of Incorporation, as amended.
99.3	Artisoft’s Bylaws were filed with the SEC as an exhibit to the Artsoft’s Quarterly Report on Form 10-Q dated November 14, 2001 and are incorporated herein by reference.
99.4	Specimen Certificate representing shares of Artisoft’s Common Stock, $0.01 par value per share.
99.5	Specimen Certificate representing shares of Artisoft’s Series B Convertible Preferred Stock, $1.00 par value per share.
99.6	Specimen Certificate representing shares of Artisoft’s Series C Convertible Preferred Stock, $1.00 par value per share.
99.7

Purchase Agreement dated August 8, 2001 by and among Artisoft and the Investors set forth therein was filed with the SEC on October 5, 2001 as an exhibit to Artisoft’s Registration Statement on Form S-3 (File No. 333-71014) and is incorporated herein by reference.

99.8

Registration Rights Agreement dated August 8, 2001 by and among Artisoft and the Investors set forth therein was filed with the SEC on October 5, 2001 as an exhibit to Artisoft’s Registration Statement on Form S-3 (File No. 333-71014) and is incorporated herein by reference.

99.9

Form of Warrant issued to the Investors party to the agreements filed as Exhibits  99.7 and 99.8 hereto was filed with the SEC on October 5, 2001 as an exhibit to Artisoft’s Registration Statement on Form S-3 (File No. 333-71014) and is incorporated herein by reference.

99.10

Voting Agreement dated February 28, 2002 among Artisoft and the Investors set forth therein was filed with the SEC on September 30, 2002 as an exhibit to Artisoft’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002 and is incorporated herein by reference.

99.11	Purchase Agreement dated August 8, 2002 among Artisoft and the Investors set forth therein was filed with the SEC

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Exhibit No.	Description

on September 30, 2002 as an exhibit to Artisoft’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002 and is incorporated herein by reference.
99.12

Registration Rights Agreement dated September 27, 2002 by and among Artisoft and the Investors set forth therein was filed with the SEC on September 30, 2002 as an exhibit to Artisoft’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002 and is incorporated herein by reference.

99.13	Consent, Waiver and Amendment Agreement dated June 27, 2003 among Artisoft, the holders of Artisoft’s Series B Preferred Stock and certain holders of Artisoft’s Common Stock.
99.14	Purchase Agreement dated June 27, 2003 among Artisoft and the Investors set forth therein, as amended.
99.15	Registration Rights Agreement dated September 10, 2003 by and among Artisoft and the Investors set forth therein.
99.16	Form of Warrant issued to the Investors party to the agreements filed as Exhibits 99.13 and 99.14 hereto.

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